UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2008

WesBanco, Inc.
 (Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04 TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

The WesBanco, Inc. KSOP Plan and the WesBanco, Inc. Deferred Compensation Plan (“Plans”) will remove two investment funds from the Plans and replace with two alternative investment funds effective January 30, 2009. As a result of this change, the Plans will enter a blackout period beginning at 4:00 PM on January 22, 2009 Eastern Time continuing through January 29, 2009. During this blackout period, Plan participants will be unable to access their accounts, including being unable to direct or diversify their investments, change their contribution rate, obtain a loan, or obtain a hardship withdrawal or distribution from the Plan. Since the Plans include Wesbanco common stock as an investment option, a similar black out period will be in effect for directors and officers with respect to trading in Wesbanco common stock during that period.

As required under Section 306(a) (1) of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR, on December 18, 2008, WesBanco sent a notice (“Notice”) to its directors and executive officers informing them of the changes to the Plans and the related Blackout Period.  The Notice states that, among other things, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002, WesBanco’s directors and executive officers will be prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring shares of WesBanco’s common stock and certain derivative securities during the Blackout Period, unless such transaction is exempt under Regulation BTR of the Securities Exchange Act of 1934.

During the Blackout Period and for two years after the end date thereof, a stockholder or other interested person may obtain, without charge, information regarding the Blackout Period, including the actual end date of the Blackout Period, by contacting Linda Woodfin at (304) 234-9000.

  A copy of the Notice is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

d)	Exhibits – 99.1 – Form of Notice sent to Directors and Executive Officers of WesBanco, Inc., on December 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

December 18, 2008	/s/ Robert H. Young
Date	Robert H. Young
Executive Vice President and
Chief Financial Officer